AMENDMENT TO PARTICIPATION AGREEMENT
    This AMENDMENT TO PARTICIPATION AGREEMENT, dated as of July 1, 2021 (this “Amendment”), by and among VANGUARD VARLIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and SYMETRA LIFE INSURANCE COMPANY.
WITNESSETH:
    WHEREAS, the parties hereto have entered into that certain participation agreement dated as of March 14, 2007, as amended from time to time (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts for the Company in connection with the Company’s Variable Insurance Products and in accordance with the terms of the Participation Agreement; and
    WHEREAS, the parties desire to modify the Participation Agreement in certain respects.
    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Capitalized terms in this Amendment not defined herein shall have the meaning ascribed to them in the Participation Agreement.
2.    Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:
    (a)    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:
2.    No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

[Signature page to follow.]

    IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized representatives as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND
By: __________________________________
Name: _______________________________
Title: ________________________________

THE VANGUARD GROUP, INC.
By: ____________________________________
Name: _________________________________
Title: __________________________________

VANGUARD MARKETING CORPORATION
By: ____________________________________
Name: __________________________________
Title: __________________________________

SYMETRA LIFE INSURANCE COMPANY
By: ____________________________________
Name: Jon S. Stenberg
Title: Executive Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(Updated and effective as of July 1, 2021)

Name of Separate Account	Contracts Funded by Separate Account
Symetra Separate Account C	Symetra Focus Variable Annuity
Symetra Resource Variable Account B	Symetra True VA
Symetra Separate Account SL	Symetra Variable Universal Life w/Lapse Protection Benefit Symetra Complete Variable Insurance Policy Symetra Complete Advisor Variable Insurance Policy Symetra Accumulator Variable Universal Life Policy